                          Independent Auditors' Consent

The Shareholders and Board of Trustees of
Smith Barney Income Funds:

We consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information for the Smith Barney Dividend and Income Fund, formerly known as Smith Barney Balanced Fund, of Smith Barney Income Funds.


                                                 KPMG LLP


New York, New York
September 29, 2003

                          Independent Auditors' Consent

The Shareholders and Board of Trustees of
Smith Barney Income Funds:

We consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information for the Smith Barney Diversified Strategic Income Fund of Smith Barney Income Funds.


                                                        KPMG LLP


New York, New York
September 29, 2003